SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of July __, 2005, by and among UTIX GROUP, INC., a Delaware corporation, with an address at 7 New England Executive Park, Suite 610, Burlington, MA 01803 (the "COMPANY"), and each of the purchasers set forth on SCHEDULE A hereto (the each a
"Purchaser," and collectively, the "PURCHASERS"). (The Company and the Purchasers may sometimes be referred to herein individually as a "PARTY" and collectively as the "PARTIES.")

         WHEREAS:

         A. The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT");

         B. The Purchasers desire to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement (i) 12% convertible promissory notes of the Company, in the form attached hereto as EXHIBIT A, in the aggregate principal amount of One Million Three Hundred and Fifty Thousand ($1,350,000) Dollars (together with any promissory note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the "PROMISSORY NOTES"), convertible into shares of common stock, $0.001 par value per share, of the Company (the "COMMON STOCK"), upon the terms and subject to the limitations and conditions set forth in such Promissory Notes, and (ii) Class A Warrants of the Company, in the form attached hereto as EXHIBIT B, to purchase an aggregate of Ten Million Eight Hundred Thousand (10,800,000) shares of Common Stock (the "WARRANTS"), upon the terms and subject to the limitations and conditions set forth in such Warrants;

         C. In addition to the Promissory Notes and Warrants, contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Cash Collateral Escrow Agreement in the form attached hereto as EXHIBIT C and a Confession of Judgment in the principal amount of the Promissory Notes together with all accrued and unpaid interest thereon.

         D. Each Purchaser wishes to purchase, upon the terms and conditions stated in this Agreement, such principal amount of Promissory Notes and number of Warrants as is set forth on SCHEDULE A hereto.

         NOW THEREFORE, the Company and each of the Purchasers severally (and not jointly) hereby agree as follows:

         1. PURCHASE AND SALE OF PROMISSORY NOTES AND WARRANTS.

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                  a. PURCHASE OF PROMISSORY  NOTES AND WARRANTS.  On the Closing
Date (as defined below), the Company shall issue and sell to each Purchaser and each Purchaser severally agrees to purchase from the Company such principal amount of Promissory Notes and number of Warrants as is set forth on SCHEDULE A hereto.

                  b. FORM OF PAYMENT. (i) On the Closing Date (as defined below), (i) each Purchaser shall pay a purchase price for the Promissory Notes and the Warrants to be issued and sold to it at the Closing (as defined below) in an amount equal to ninety-seven (97%) percent of the principal amount of the Promissory Note (the "PURCHASE PRICE") by wire transfer of immediately available funds (or as otherwise mutually agreed) to the Company, in accordance with the Company's written wiring instructions, against delivery of the Promissory Notes in the principal amount equal to the Purchase Price and the number of Warrants as is set forth beside such Purchaser's name on SCHEDULE A hereto, and (ii) the Company shall deliver such Promissory Notes and Warrants duly executed on behalf of the Company, to such Purchaser, against delivery of such Purchase Price.

                  (ii) NOTWITHSTANDING THE PURCHASE PRICE SET FORTH IN SECTION 1(b)(i) ABOVE, THE PURCHASER HEREBY ACKNOWLEDGES THAT IF THE PURCHASER IS PURCHASING THE PROMISSORY NOTES AND WARRANTS THROUGH A BROKER-DEALER, FINDER, PLACEMENT AGENT OR ANY OTHER THIRD PARTY (HEREINAFTER REFERRED TO AS A "FINDER"), THE PURCHASER WILL BE PAYING A PURCHASE PRICE EQUAL TO ONE HUNDRED (100%) PERCENT OF THE PRINCIPAL AMOUNT OF THE PROMISSORY NOTE. FURTHER, THE COMPANY MAY COMPENSATE A FINDER WHO INTRODUCES THE PURCHASER TO THE COMPANY AT A RATE NOT EXCEEDING THREE (3%) PERCENT OF THE PRINCIPAL AMOUNT OF THE PROMISSORY NOTE.

                  c. CLOSING DATE. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Promissory Notes and the Warrants pursuant to this Agreement (the "CLOSING DATE") shall be July 18, 2005, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall occur on the Closing Date at the offices of Hodgson Russ LLP, located at 60 East 42nd Street, New York, New York 10165, or at such other location as may be agreed to be the parties.

         2. PURCHASERS' REPRESENTATIONS AND WARRANTIES. Each Purchaser severally (and not jointly) represents and warrants to the Company solely as to such Purchaser that:

                  a. INVESTMENT PURPOSE. As of the date hereof, the Purchaser is purchasing the Promissory Notes and the shares of Common Stock issuable upon conversion of or otherwise pursuant to the Promissory Notes (such shares of Common Stock being referred to herein as the "CONVERSION SHARES"), and the Warrants and the shares of Common Stock issuable upon exercise thereof (the
"WARRANT SHARES" and, collectively with the Promissory Notes, Warrants and Conversion Shares, the "SECURITIES"), for its own account and not with a present view towards

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

the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; PROVIDED, HOWEVER, that by making the representations herein, the Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                  b. ACCREDITED INVESTOR STATUS. The Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D (an "ACCREDITED INVESTOR").

                  c. RELIANCE ON EXEMPTIONS. The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

                  d. INFORMATION. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser or its advisors. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its advisors or representatives shall modify, amend or affect Purchaser's right to rely on the Company's representations and warranties contained in Section 3 below. The Purchaser understands that its investment in the Securities involves a significant degree of risk.

                  e. GOVERNMENTAL REVIEW. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

                  f. TRANSFER OR RE-SALE. The Purchaser understands that (i) the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (A) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (B) the Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (C) the Securities are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("RULE 144")) of the Purchaser who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an Accredited Investor, or (D) the Securities are sold pursuant to Rule 144; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is

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

made) may be deemed to be an  underwriter  (as that term is  defined in the 1933
Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a BONA FIDE margin account or other lending arrangement.

                  g. LEGENDS. The Purchaser understands that the Promissory Notes and the Warrants and, until such time as the Conversion Shares and Warrant Shares have been registered under the 1933 Act, or otherwise, may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Shares and Warrant Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

                  "THE   SECURITIES    REPRESENTED   BY   THIS
                  CERTIFICATE  HAVE NOT BEEN REGISTERED  UNDER
                  THE SECURITIES ACT OF 1933, AS AMENDED.  THE
                  SECURITIES  MAY NOT BE SOLD,  TRANSFERRED OR
                  ASSIGNED  IN  THE  ABSENCE  OF AN  EFFECTIVE
                  REGISTRATION  STATEMENT  FOR THE  SECURITIES
                  UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN
                  FORM,  SUBSTANCE  AND  SCOPE  CUSTOMARY  FOR
                  OPINIONS    OF   COUNSEL    IN    COMPARABLE
                  TRANSACTIONS,   THAT   REGISTRATION  IS  NOT
                  REQUIRED  UNDER  SAID  ACT  OR  UNLESS  SOLD
                  PURSUANT TO RULE 144 UNDER SAID ACT."

         The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (i) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (ii) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act and such sale or transfer is effected, or (iii) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144. The Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

                  h. AUTHORIZATION; ENFORCEMENT. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Purchaser, and this Agreement constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms.

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

                  i. RESIDENCY. The Purchaser is a resident of the jurisdiction set forth immediately below such Purchaser's name on the signature pages hereto.

         3.   REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY.   The  Company
represents and warrants to each Purchaser that:

                  a. ORGANIZATION AND QUALIFICATION. The Company and each of its
Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. SCHEDULE 3(a) sets forth a list of all of the Subsidiaries of the Company and the jurisdiction in which each is incorporated. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. "Subsidiaries" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

                  b.  AUTHORIZATION;   ENFORCEMENT.  (i)  The  Company  has  all
requisite corporate power and authority to enter into and perform this Agreement, the Promissory Notes, and the Warrants, and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Promissory Notes and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Promissory Notes and the Warrants and the issuance and reservation for issuance of the Conversion Shares and Warrant Shares issuable upon conversion or exercise thereof) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Promissory Notes and the Warrants, each of such instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                  c. CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of (i) (A) 100,000,000 shares of Common Stock, of which 37,640,967 shares are issued and outstanding, (B) excluding shares which may be reserved for issuance pursuant to the Company's stock option plans, 20,903,144 shares are reserved for issuance pursuant to securities (other than the Promissory Notes and the Warrants) exercisable for, or convertible into or exchangeable for shares of Common Stock, and (C) 36,000,000 shares are reserved for issuance upon conversion of the Promissory Notes and exercise of the Warrants (subject to

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

adjustment pursuant to the Company's covenant set forth in Section 4(f) below); and (ii) 25,000,000 shares of preferred stock, none of which are issued or outstanding. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company.
Except as disclosed in SCHEDULE 3(c), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries,
(ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act, and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Promissory Notes, the Warrants, the Conversion Shares or Warrant Shares. The Company has furnished to the Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("CERTIFICATE OF INCORPORATION"), the Company's By-laws, as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto. The Company shall provide the Purchaser with a written update of this representation signed by the Company's Chief Executive or Chief Financial Officer on behalf of the Company as of the Closing Date.

                  d. ISSUANCE OF SHARES. The Conversion Shares and Warrant Shares are (or shall be) duly authorized and reserved for issuance and, upon conversion of the Promissory Notes and exercise of the Warrants in accordance with their respective terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

                  e. ACKNOWLEDGMENT OF DILUTION. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares and Warrant Shares upon conversion of the Promissory Notes, or exercise of the Warrants. The Company further acknowledges that its obligation to issue Conversion Shares and Warrant Shares upon conversion of the Promissory Notes or exercise of the Warrants in accordance with this Agreement, the Promissory Notes and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

                  f. NO CONFLICTS. The execution, delivery and performance of this Agreement, the Promissory Notes and the Warrants by the Company and the consummation by

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

the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Conversion Shares and Warrant Shares) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as a Purchaser owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Promissory Notes or the Warrants in accordance with the terms hereof or thereof or to issue and sell the Promissory Notes and Warrants in accordance with the terms hereof and to issue the Conversion Shares upon conversion of the Promissory Notes and the Warrant Shares upon exercise of the Warrants. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the Over-the-Counter Bulletin Board (the "OTCBB") and does not reasonably anticipate that the Common Stock will be delisted by the OTCBB in the foreseeable future. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

                  g. SEC DOCUMENTS; FINANCIAL STATEMENTS. Since January 1, 2004, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all

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

exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the "SEC DOCUMENTS"). Upon request, the Company shall deliver to each Purchaser true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2004, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

                  h. ABSENCE OF LITIGATION. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

                  i.  PATENTS,  COPYRIGHTS,  ETC.  The  Company  and each of its
Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights ("Intellectual Property") necessary to enable it to conduct its business as now operated (and to the best of the Company's knowledge, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company's knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and to the best of the Company's knowledge, as presently contemplated to be operated in the future); to the best of the Company's knowledge, the Company's or its Subsidiaries' current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

                  j. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

                  k. TAX STATUS. The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, statue or local tax. None of the Company's tax returns is presently being audited by any taxing authority.

                  l. CERTAIN TRANSACTIONS. Except for arm's length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties and other than the grant of stock options disclosed on SCHEDULE 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  m. DISCLOSURE. All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Purchasers pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

                  n. ACKNOWLEDGMENT REGARDING PURCHASERS' PURCHASE OF SECURITIES. The Company acknowledges and agrees that the Purchasers are acting solely in the capacity of arm's length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Purchasers' purchase of the Securities. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

                  o. NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Purchasers. The issuance of the Securities to the Purchasers will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

                  p. FINDER'S FEE. The Company may compensate a Finder (as defined in Section 1(b)(ii)) who introduces the Purchaser to the Company at a rate not exceeding three (3%) percent of the principal amount of the Promissory Note.

                  q. PERMITS; COMPLIANCE. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "COMPANY PERMITS"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

                  r. TITLE TO PROPERTY. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

                  s. INSURANCE. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                  t. INTERNAL ACCOUNTING  CONTROLS.  The Company and each of its
Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  u. FOREIGN CORRUPT PRACTICES. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                  v. NO INVESTMENT COMPANY. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an "investment company" required to be registered under the Investment Company Act of 1940 (an "INVESTMENT COMPANY"). The Company is not controlled by an Investment Company.

         4.  COVENANTS.

                  a. BEST EFFORTS. The parties shall use their best efforts to satisfy timely each of the conditions described in Section 6 and 7 of this Agreement as applicable to them.

                  b. FORM D; BLUE SKY LAWS. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchasers at the applicable closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Purchaser on or prior to the Closing Date.

                  c. REPORTING STATUS. So long as any Purchaser beneficially owns any of the Securities, the Company will use its best efforts to timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

                  d. USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Promissory Notes and the Warrants in the manner set forth in
SCHEDULE 4(d) attached hereto and made a part hereof, and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with its currently existing direct or indirect Subsidiaries).

                  e. FINANCIAL INFORMATION. For a period of two(2) years from the date of this Agreement, the Company agrees to send the following reports to each Purchaser until such Purchaser transfers, assigns, or sells all of the
Securities: (i) a copy of its Annual Report on Form 10-KSB, its Quarterly Reports on Form 10-QSB and any Current Reports on Form 8-K; (ii) copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) copies of any notices or other information the Company makes available or gives to such stockholders.

                  f. RESERVATION OF SHARES. The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion or exercise of the outstanding Promissory Notes and Warrants and issuance of the Conversion Shares and Warrant Shares in connection therewith (based on the Conversion Price of the Promissory Notes or Exercise Price of the Warrants in effect from time to time) and as otherwise required by the Promissory Notes. The Company shall not reduce the number of shares of Common Stock reserved for issuance upon conversion of Promissory Notes and exercise of the Warrants without the consent of each Purchaser. The Company shall use its best efforts at all times to maintain the number of shares of Common Stock so reserved for issuance at no less than one and one-half (1 1/2) times the number that is then actually issuable upon full conversion of the Promissory Notes and upon exercise of the Warrants (based on the Conversion Price of the Promissory Notes or the Exercise Price of the Warrants in effect from time to time). If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Conversion Shares and Warrant Shares issued and issuable upon conversion of the Promissory Notes and exercise of the Warrants (based on the Conversion Price of the Promissory Notes or the Exercise Price of the Warrants then in effect), the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 4(f), in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares.

                  g. CORPORATE EXISTENCE. So long as a Purchaser beneficially owns any Promissory Notes or Warrants, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (i) is a publicly traded corporation whose Common Stock is listed for trading on the OTCBB, Nasdaq, Nasdaq SmallCap, NYSE or AMEX; or (ii) is a private company and the Company has the written consent of the record holder or holders of more than 50% of the aggregate of the Conversion Shares issued and issuable upon conversion of the Promissory Notes, which such consent shall not be unreasonably withheld.

                  h. NO INTEGRATION. The Company shall use its best efforts to ensure that it does not offer or sell of any security (other than the
Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

                  i. STOCKHOLDER APPROVAL. The Company shall, at its next special or annual meeting of stockholders, use its best efforts to obtain such approvals of the Company's stockholders as may be required to authorize, reserve and issue all of the Conversion Shares and Warrants Shares in accordance with applicable law (the "STOCKHOLDER APPROVAL"). The Company shall comply with the filing and disclosure requirements of Section 14 under the Exchange Act, and the rules and regulations thereunder, in connection with the solicitation, acquisition and disclosure of the Stockholder Approval. The Company represents and warrants that its Board of Directors has approved, and will recommend that the Company's stockholders approve, the proposal contemplated by this Section 4(i) and shall so indicate such recommendation in the proxy statement used to solicit the Stockholder Approval. The Company shall use its best efforts to cause its officers and directors to vote in favor of the proposal contemplated by this Section 4(i).

                  j. ADDITIONAL WARRANT SHARES. Upon the occurrence of an Event of Default (as defined in the Promissory Notes) the Company shall issue to the Purchaser, in addition to any other consideration hereunder, warrants to purchase additional shares of the Company's Common Stock (in a number as determined below, hereinafter the "ADDITIONAL WARRANTS"), PROVIDED, HOWEVER, that if the Company has transferred $1,552,500 (or such lesser amount as permitted under the terms of the Cash Collateral Escrow Agreement) to the Cash Collateral Escrow Account (as defined in the Cash Collateral Escrow Agreement of even date herewith) by the Maturity Date of the Promissory Notes (as defined in the Promissory Notes), the Purchaser shall not be entitled to receive the Additional Warrants. The Purchaser shall be entitled to Additional Warrants, in the forms attached hereto as EXHIBIT B, to purchase shares of the Company's Common Stock equal to the number determined by multiplying the number of Conversion Shares (as defined in the Promissory Notes) that the Holder is entitled to receive by a fraction, the numerator of which is the number of additional days following the Maturity Date until the earlier of the date that the Company transfers the $1,552,500 (or such lesser amount as permitted) to the Cash Collateral Escrow Account, makes payment of the full amount outstanding under the Note, or the Purchaser converts the full amount of the Promissory Note into shares of Common Stock and the denominator of which is 30, PROVIDED, HOWEVER, that the total aggregate number of shares underlying the Additional Warrants shall not exceed ten million eight hundred thousand (10,800,000).

                  k. FUTURE OFFERING. As soon as possible following the execution and delivery of this Agreement, the Company expects to complete a best efforts offering of certain of the Company's Series A Convertible Preferred Stock, or any other of the Company's securities offered in lieu thereof, resulting in gross proceeds of up to $9 million.

         5. REGISTRATION OF SECURITIES. The Company hereby grants the following registration rights to holders of the Securities.

                  a. DEMAND REGISTRATION RIGHTS. On one occasion, for a period commencing 60 days after the Closing Date, but not later than three years after the Closing Date ("Request Date"), the Company, upon a written request therefor from any record holder of Conversion Shares and Warrant Shares issued and issuable upon conversion of the Promissory Notes and exercise of the Warrants (the Conversion Shares and Warrant Shares, being referred to in this Section 5 as the "Registrable Securities"), shall prepare and file with the SEC a registration statement under the Securities Act of 1933, as amended (the "Act"), covering the Registrable Securities which are the subject of such request, unless such Registrable Securities are the subject of an effective registration statement. In addition, upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Registrable Securities that such registration statement is to be filed and shall include in such registration statement Registrable Securities for which it has received written requests within 10 days after the Company gives such written notice. Such other requesting record holders shall be deemed to have exercised their demand registration right under this Section 5(a). As a condition precedent to the inclusion of Registrable Securities, the holder thereof shall provide the Company with such information as the Company reasonably requests. The obligation of the Company under this Section 5(a) shall be limited to one registration statement.

                  b. PIGGY-BACK REGISTRATION. If the Company at any time proposes to register any of its securities under the Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Purchaser pursuant to an effective registration statement, each such time it will give at least 30 days' prior written notice to the record holder of the Registrable Securities of its intention. Upon the written request of the Purchaser, received by the Company within 20 days after the giving of any such notice by the Company, to register any of the Registrable Securities, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the "Seller"). In the event that any registration pursuant to this Section 5(b) shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. The Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 5(b) without thereby incurring any liability to the Seller.

                  c. REGISTRATION FOR COMPANY'S OWN ACCOUNT. If, at the time any written request for registration is received by the Company pursuant to Section 5(a), the Company has determined to proceed with the actual preparation and filing of a registration statement under the Act in connection with the proposed offer and sale for cash of any of its securities for the Company's own account, such written request shall be deemed to have been given pursuant to Section 5(b) rather than Section 5(a), and the rights of the holders of Registrable Securities covered by such written request shall be governed by Section 5(b).

                  d. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions hereof to effect the registration of any shares of Registrable Securities under the Act, the Company will, as expeditiously as possible:

            (i) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), and promptly provide to the holders of Registrable Securities ("Sellers") copies of all filings and Commission letters of comment;

            (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the latest of: (i) twelve months after the latest Maturity Date of a Promissory Note; or (ii) two years after the Closing Date and comply with the provisions of the Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Seller's intended method of disposition set forth in such registration statement for such period;

            (iii) furnish to the Seller, and to each underwriter if any, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement;

            (iv) use its best efforts to register or qualify the Seller's Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Seller and in the case of an underwritten public offering, the managing underwriter shall reasonably request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

            (v)      list   the   Registrable   Securities   covered   by   such
                     registration statement with any securities exchange on which the Common Stock of the Company is then listed;

            (vi) immediately notify the Seller and each underwriter under such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

            (vii) make available for inspection by the Seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the seller, underwriter, attorney, accountant or agent in connection with such registration statement;

            (viii) In connection with each registration hereunder, the Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws. In connection with each registration pursuant to Section 5(a) or 5(b) covering an underwritten public offering, the Company and the Seller agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

                  e. EXPENSES. All expenses incurred by the Company in complying with Section 5, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, up to $10,000 in the aggregate for the fees and expenses of one legal counsel designated by the Sellers, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and costs of insurance are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called "Selling Expenses". Except as otherwise provided in this paragraph 5(e), the Seller shall pay the fees of its own additional counsel, if any. The Company will pay all Registration Expenses in connection with the registration statement under Section 5. All Selling Expenses in connection with each registration statement under Section 5 shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.

                  f. INDEMNIFICATION AND CONTRIBUTION.

            (i) In the event of a registration of any Registrable Securities under the Act pursuant to Section 5, the Company will indemnify and hold harmless the Seller, each officer of the Seller, each director of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the Act pursuant to Section 5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action;

                     provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise,
                     (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, or any such controlling person, in writing specifically for use in such registration statement or prospectus.

            (ii) In the event of a registration of any of the Registrable Securities under the Act pursuant to Section 5, the Seller will indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Act, against all losses, claims, damages or liabilities, joint or several, to which the
                     Company  or  such   officer,   director,   underwriter   or
                     controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Act pursuant to
                     Section 5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the gross proceeds received by the Seller from the sale of Registrable Securities covered by such registration statement.

            (iii) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this
                     Section 5(f) and shall only relieve it from any liability which it may have to such indemnified party under this
                     Section 5(f), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 5(f) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

            (iv) In order to provide for just and equitable contribution in the event of joint liability under the Act in any case in which either (i) the Seller, or any controlling person of the Seller, makes a claim for indemnification pursuant to this Section 5(f) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5(f) provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is provided under this Section 5(f); then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such registration statement;  and
                     (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Promissory Notes and Warrants to a Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                  a. The applicable Purchaser shall have executed this Agreement and delivered the same to the Company.

                  b. The applicable Purchaser shall have delivered the Purchase Price in accordance with Section 1(b) above.

                  c. The representations and warranties of the applicable Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the applicable Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Purchaser at or prior to the Closing Date.

                  d. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

         7. CONDITIONS TO EACH PURCHASER'S OBLIGATION TO PURCHASE. The obligation of each Purchaser hereunder to purchase the Promissory Notes and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for such Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion:

                  a.  The  Company  shall  have  executed  this   Agreement  and
delivered the same to the Purchaser.

                  b. The Company shall have delivered to such Purchaser duly executed Promissory Notes (in such denominations as the Purchaser shall request) and Warrants in accordance with Section 1(b) above.

                  c. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Purchaser shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Purchaser including, but not limited to certificates with respect to the Company's Certificate of Incorporation, By-laws and Board of Directors' resolutions relating to the transactions contemplated hereby.

                  d. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  e. The Purchaser shall, upon request, receive an officer's certificate described in Section 3(c) above, dated as of the Closing Date.

         8. GOVERNING LAW; MISCELLANEOUS.

                  a. GOVERNING LAW. THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITH SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. THE PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS AGREEMENT SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS' FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

                  b. COUNTERPARTS; SIGNATURES BY FACSIMILE. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  c.   HEADINGS.   The  headings  of  this   Agreement  are  for
convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

                  d. SEVERABILITY. In the event that any provision of this Agreement is invalid or enforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

                  e. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

                  f. NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                           If to the Company:

                                    UTIX Group, Inc.
                                    7 New England Executive Park
                                    Suite 610
                                    Burlington, MA  01803
                                    Attn.: Anthony G. Roth
                                    Tel.: (781) 229-2589
                                    Fax: (781) 229-8886

                           With copy to:

                                    Hodgson Russ LLP
                                    60 East 42nd St., 37th Floor
                                    New York, New York 10022
                                    Attn.: Jeffrey A. Rinde, Esq.
                                    Tel.:  212-661-3535
                                    Fax.:  212-972-1677

                           If to a Purchaser:

                                    To  the  address   set  forth   beside  such
                                    Purchaser's name on SCHEDULE A hereto.

         Each party shall provide notice to the other party of any change in address.

                  g. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(f), any Purchaser may assign its rights hereunder to any person that purchases Securities in a private transaction from a Purchaser or to any of its "affiliates," as that term is defined under the 1934 Act, without the consent of the Company.

                  h. THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  i. SURVIVAL. The representations and warranties of the Company and the agreements and covenants set forth in Sections 3, 4, 5 and 8 shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Purchasers. The Company agrees to indemnify and hold harmless each of the Purchasers and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in Sections 3 and 4 hereof or any of its covenants and obligations under this Agreement including advancement of expenses as they are incurred.

                  j. PUBLICITY. The Company and each of the Purchasers shall have the right to review a reasonable period of time before issuance of any press releases, SEC, OTCBB or NASD filings, or any other public statements with respect to the transactions contemplated hereby; PROVIDED, HOWEVER, that the Company shall be entitled, without the prior approval of each of the Purchasers, to make any press release or SEC, OTCBB (or other applicable trading market) or NASD filings with respect to such transactions as is required by applicable law and regulations.

                  k. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  l. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  m. REMEDIES. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Purchasers shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.




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                                       24

COUNTERPART SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT, DATED JULY __, 2005

         IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.

                              UTIX GROUP, INC.

                              By:
                                 -----------------------------------------------
                                    Name: Anthony G. Roth
                                    Title: Chief Executive Officer and President


                              Purchasers:


                              --------------------------------------------------


                              --------------------------------------------------


                              --------------------------------------------------

                                       25